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                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Agreement is made as of the ___ day of April, 1996 between Armotek Industries, Inc., a New Jersey corporation (the "Company"), and Dennis E. Andersen (the "Employee").

                                    RECITALS
                                    --------

         The Employee has been an executive employee of the Company prior to the date hereof. The Company desires to continue the employment of the Employee, and the Employee desires to continue working for the Company, upon the terms and conditions hereinafter set forth.

                                   WITNESSETH:
                                   -----------

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.       EMPLOYMENT.

         The Company hereby employs the Employee as an executive-level employee, and the Employee hereby accepts such employment. During the term of employment under this Agreement (the "Employment Term"), the Employee shall perform such duties as are assigned by any senior officer or the Board of Directors the Company (the "Board").

2.       PERFORMANCE.

         The Employee shall devote his entire business efforts to the performance of his duties hereunder; provided, however, that the Employee may engage in personal investment activities so long as they do not interfere with the performance of his duties hereunder.

3.       TERM.

         Unless otherwise terminated in accordance with Sections 6 or 7, the Employment Term shall be for an initial term of two years from the date of this Agreement (the "Initial Term") and shall automatically continue thereafter for successive one-year renewal terms (each a "Renewal Term") unless one party provides the other with at least 45 days' prior written notice that the current term shall not be extended.

4.       COMPENSATION FOR EMPLOYMENT.

         (a) The basic annual rate of compensation of the Employee for his employment services to the Company hereunder shall be $120,000 (the "Salary"), which the Company shall pay to the Employee in equal installments in accordance with the Company's payroll payment schedule in effect from time to time. The Salary may be adjusted upward on an annual basis as the Board or a

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senior officer of the Company may approve, in their sole discretion, commencing on or after the Initial Term set forth in Section 3.

         (b) During the Employment Term, the Company shall provide the Employee with fringe benefits that are substantially equivalent to the fringe benefits specified on Exhibit "A" (the "Fringe Benefits").

5.       AGREEMENT NOT TO COMPETE.

         During the Restricted Period (defined below), the Employee shall not, at any time within the Restricted Territory (defined below), directly or indirectly, engage in, or have any interest on behalf of itself or others in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages within the Restricted Territory in any of the business activities in which the Company at any time has been engaged, or at any time during the Employment Term will have been engaged, including but not limited to the engraving, manufacturing and selling of gravure cylinders and anilox rolls; provided, however, that nothing contained in this Section 5 shall prevent or prohibit the Employee from owning of record or beneficially up to five percent (5%) of the stock or equity of any corporation or other business entity that is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market. In addition, during the Restricted Period, the Employee shall not directly or indirectly solicit or otherwise encourage any of the Company's employees to terminate their employment with the Company. The "Restricted Period" means (i) the period (the "Base Restricted Period") during which the Employee shall be employed by the Company, or if longer, receiving payments from the Company under this Agreement after termination of his employment, plus (ii) an additional one year thereafter. Notwithstanding the foregoing, if the Company opts not to extend the Employment Term beyond the Initial Term, or if the Employment Term is terminated during the Initial Term pursuant to Section 7, then the "Restricted Period" shall mean the Base Restricted Period. The "Restricted Territory" means the area comprising the entire United States of America, Canada and those other areas of the world in which the Company has engaged in business at any time prior to or during the Employment Term.

6.       TERMINATION WITHOUT COMPENSATION.

         (a) NON-RENEWAL OF TERM. The Employment Term may be terminated by either party hereto as of the end of the Initial Term or any Renewal Term then in effect by giving written notice of the intention to terminate the Employment Term as of the end of the Initial Term or any Renewal Term at least 45 days prior to the proposed termination date. Upon any such termination, the Company shall have no further liability or obligation to the Employee hereunder except for any unpaid Salary and Fringe Benefits that have accrued through the date of termination.


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         (b) TOTAL DISABILITY. If the Employee becomes totally disabled (as defined below), the Employment Term may be terminated by the Company, and the Company shall have no further liability or obligation to the Employee hereunder except as follows: the Employee shall receive (i) any unpaid Salary and Fringe Benefits that have accrued through the date of termination; (ii) continued Salary for three months following the date he is considered totally disabled; and (iii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company, including any such plans included in the Fringe Benefits. For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is considered totally disabled under the Company's group disability plan in effect at that time (including any applicable waiting period), if any, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute as to the disability of the Employee under this Section 6(b), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

         (c) DEATH. If the Employee dies, this Employment Agreement shall terminate, and thereafter the Company shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Employee's estate shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination.

         (d) CAUSE. The Company may terminate the Employment Term for "cause" by giving the Employee 30 days' notice of the termination date, and thereafter the Company shall not have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination, net of any liabilities that the Employee may have to the Company. For purposes of this Agreement, "cause" shall mean the failure of the Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, dishonesty, willful misconduct, material neglect of the Company's business, conviction of a felony or other crime involving moral turpitude, misappropriation of funds or habitual insobriety.

7.       TERMINATION WITH COMPENSATION.

         The Company shall have the right to terminate the Employment Term without cause at any time by giving the Employee 30 days' notice of the termination date. Under such circumstances, the Employee's Salary under Section 4(a) then in effect hereunder and the fringe benefits specified on Exhibit "B" (the "Termination Fringe Benefits") will continue for the remainder of the term then in effect. The Employee shall not be entitled to any compensation under this Section 7 unless the Employee executes and delivers to the Company after a notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Employee releases the Company from any obligations and liabilities of any type whatsoever, except for the Company's obligation to provide the Salary and Termination Fringe Benefits specified in this Section 7. The parties hereto


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acknowledge that the Salary payments and the Termination Fringe Benefits to be provided under this Section 7 are to be provided in consideration for the above-specified release.

8.       INVENTIONS, DESIGNS AND PRODUCT DEVELOPMENTS.

         All inventions, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or during the period that he provided services to the Company as an employee, independent contractor or otherwise, and that relate to the actual or planned business activities of the Company and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.

9.       CONFIDENTIAL INFORMATION.

         (a) The Employee has had and will have possession of or access to confidential information relating to the businesses of the Company, Pamarco, Incorporated and Pamarco Technologies Inc., including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company, Pamarco, Incorporated and Pamarco Technologies Inc. All such information, other than any information that (i) is in the public domain through no act or omission of the Employee, (ii) is made available to the Employee by an independent third party or (iii) is required by law to be disclosed, is referred to collectively as the "Company Information." During and after the Employment Term, the Employee shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.


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         (b) All Company Information developed, created or maintained by the
Employee, alone or with others while employed by the Company or during the period that he provided services to the Company as an employee, independent contractor or otherwise, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Company Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

10.      REMEDIES.

         The Employee expressly acknowledges that the remedy at law for any breach of Sections 5, 8 and 9 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this
Section 10, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

11.      GENERAL.

         (a) GOVERNING LAW. The terms of this Agreement shall be governed by the laws of the State of New Jersey.

         (b) COMPANY. For purposes of Sections 5, 8, 9 and 10, the term "Company" shall be deemed to include any incorporated or unincorporated subsidiaries or affiliates of the Company and any majority-owned subsidiaries thereof.

         (c) BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

         (d) NOTICES. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:


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                  TO EMPLOYEE:

                           Dennis E. Andersen
                           122 Buddtown Road
                           Southampton, NJ 08088

                  TO THE COMPANY:

                           c/o Thomas L. Ferguson
                           Bradford Ventures Ltd.
                           1212 Avenue of the Americas
                           Suite 1802
                           New York, NY  10036

         (e) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

         (f) DURATION. Notwithstanding the termination of the Employment Term and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

         (g) WAIVER. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

         (h) SEVERABILITY. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (i) INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to one gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under generally accepted accounting principles.


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         (j) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be binding as of the date first written above. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                               ARMOTEK INDUSTRIES, INC.



                                               By:
                                                  --------------------------



                                               -----------------------------
                                               DENNIS E. ANDERSEN




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                                                                       EXHIBIT A

                                 FRINGE BENEFITS
                                 ---------------

         -        Medical Insurance including the Employee's spouse

         -        Long-term disability after 90 days

         -        Short-term disability - New Jersey and self-funded

         -        Life Insurance in the aggregate amount of $250,000

         -        Pension defined benefit plan

         -        401K Retirement Income Plan

         -        Four weeks vacation

         -        Paid holidays in accordance with Company policy

         -        Automobile allowance of $625.00 per month



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                                                                       EXHIBIT B

                           TERMINATION FRINGE BENEFITS
                           ---------------------------

         -        Medical Insurance including the Employee's spouse

         -        Long-term disability after 90 days

         -        Short-term disability - New Jersey and self-funded

         -        Life Insurance in the aggregate amount of $250,000